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Superior Industries DEFA – Rationale for Executive Retention Awards May 2021

Forward-looking Statements and Non-GAAP Financial Measures Forward-Looking Statements  This presentation contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as "may," "should," "could," “will,” "expects," "seeks to," "anticipates," "plans," "believes," "estimates," “foresee,” "intends," “outlook,” “positions,” "predicts," "projects,“ “projecting,” “potential,” “targeting,” “assumed,” “will likely result” or "continue" or the negative of such terms and other comparable terminology. These statements are based upon management’s current expectations, estimates, assumptions and beliefs concerning future events and conditions and may include, among other things, the projections included herein, anticipated future performance (including sales and earnings), expected growth, Superior’s strategic and operational initiatives, product mix, overall cost improvement, and the impact of COVID-19 on our future business results, operations and prospects. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict and may be outside the control of the Company. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and from the Company’s historical results and experience due to numerous factors, risks, and uncertainties discussed in Superior's Securities and Exchange Commission filings and reports, including Superior’s current Annual Report on Form 10-K, and other reports from time to time filed with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information in this presentation. Use of Non-GAAP Financial Measures In addition to the results reported in accordance with GAAP throughout this presentation, this document includes the following non-GAAP measures: “Adjusted EBITDA,” defined as earnings before interest income and expense, income taxes, depreciation, amortization, restructuring charges and other closure costs, impairments of long-lived assets and investments, changes in fair value of redeemable preferred stock embedded derivative, acquisition and integration and other related costs, certain hiring and separation related costs, proxy contest fees, gains associated with early debt extinguishment and accounts receivable factoring fees. “Value-Added Sales,” defined as net sales less the value of aluminum and services provided by outsourced service providers that are included in net sales. “Value-Added Sales Adjusted for FX,” defined as Value-Added Sales adjusted for the impact of foreign exchange translation. “Content per Wheel,” defined as Value-Added Sales Adjusted for FX on a per unit (wheel) shipment basis. “Free Cash Flow,” defined as the net cash from operations, investing activities, and non-debt components of financing activities. “Net Debt,” defined as funded debt less cash and cash equivalents. For reconciliations of these non-GAAP measures to the most directly comparable GAAP measure, see the attached supplemental data pages in the appendix. Management believes these non-GAAP measures are useful to management and may be useful to investors in their analysis of Superior’s financial position, results of operations, and cash flow. Further, management uses these non-GAAP financial measures for planning and forecasting purposes. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP and may be different from similar measures used by other companies.

A Letter from the Compensation & Benefits Committee Dear Stockholder, As we reflect on 2020, the year certainly proved to be more challenging than anyone could have anticipated or predicted. Superior was faced with a multitude of challenges, both financial and operational, due to the COVID-19 pandemic and subsequent economic shocks. Meeting the unprecedented challenges of the crisis while positioning the Company to emerge stronger and create stockholder value, required strong, stable and capable leadership. Following the hiring of our current CEO in May 2019, the Company began to make significant progress in improving the overall performance of the business, leading to a start in 2020 that exceeded expectations during the months of January and February, with early March showing similar performance. However, following the onset of the COVID-19 pandemic, our business faced a reversal of fortune as customers in Europe and North America implemented government-mandated shutdowns in efforts to counter the spread of the virus. These shutdowns not only resulted in significantly lower orders, thus impacting both the top and bottom line, but also led to instability and insecurity within the organization. Leadership retention quickly became the number one enterprise priority to ensure we had the team and capability in place to execute our business plan and drive positive results. In an effort to retain key leadership, most significantly our CEO, we believed it to be in the best interest of stockholders to take steps to assure stability at the top of the organization during and through this turbulent period. Following extensive discussion, we determined that providing a retention award to our CEO was in this best interest. To address concerns that have been raised about the merits and structure of this award to our CEO, we provide further details on the following pages. As we position Superior for continued success, we strive to ensure our compensation programs strengthen and reinforce our strategy, attract and retain top talent, and continue to drive long-term stockholder value. Thank you for your continued support and investment in Superior Industries International, Inc. The Compensation Committee

The Rationale for & Results of Retention Awards The CEO received a retention award in August 2020 to entice him to remain with the Company and execute the Company’s recovery plan The CEO’s existing equity awards had little to no retentive value at that time The awards were made in cash because equity shares were not available under the Company’s Equity Incentive Plan The awards included two elements: performance-based and time-based The $1M performance-based award (vesting in 2023) is tied to net debt reduction, which is essential to increasing shareholder value The two $1M time-based awards (vesting respectively in 2021 and 2022) were designed to create certainty for the CEO due to the magnitude and economic impact of the COVID-19 crisis on the Company, concern for the Company’s viability, and the need to create leadership stability Retention Awards were made in the interest of shareholders to stabilize the Company at the peak of the COVID-19 crisis The Results of successfully retaining the CEO have proven to be to the benefit of shareholders The Company significantly outperformed the S&P 1500 Auto Parts & Equipment Index from 4/1/20 – 5/5/21 (454% v. 170%) The Company’s share price is up 596% from its 2020 low as compared to a closing price of $6.26 at close on 5/5/2021, after publishing Q1 2021 earnings results Generated $157.3M in cash flow from operations and $128.5M in Free Cash Flow(1) in H2 2020; reduced Total Debt from $727M at the end of Q2 2020 to $643M by year end, and Net Debt(1) from $596M to $491M The Company is making progress to regain compliance with the NYSE listing standards The Company is an Automotive News PACE award finalist in 2021 for its PVD wheels Superior achieved 19% year over year growth over market(2) in Q1 2021 Free Cash Flow and Net Debt are non-GAAP financial measures; see appendix for reconciliations to the most comparable GAAP measure Based on Value-Added Sales Adjusted for Foreign Exchange, a non-GAAP financial measure (see appendix for reconciliations to the most comparable GAAP measure); comparison vs. Q1 2021 NA and Western and Central EU industry production per April 16, 2021 IHS

Leadership retention was the #1 enterprise risk coming out of the Q2 shutdowns and restart Superior Industries faced a very challenging operating environment in 2020 due to the impact of COVID-19 Vehicle production largely ceased in North America and Europe in Q2 2020 At the end of Q2 2020, the Company’s Net Debt(1) was $596M (5.3x Net Debt / LTM Adjusted EBITDA(1)), with speculation on viability Euro bond of Superior traded below 65% (yield of 17%), and secured Term Loan B below 75% (yield of 14%) The Chief Financial Officer resigned in July 2020 The CEO was also acting as the President of North America as that position was held open after being vacant in order to preserve cash when the COVID-19 crisis hit in March Losing the CEO would have resulted in 3 of the top 4 positions in the Company being vacant (CEO, CFO and President North America) Share price declined rapidly with the onset of COVID-19, and Superior was notified by the New York Stock Exchange on June 5, 2020, that it was no longer in compliance with the NYSE listing standards Retaining the CEO was the Board’s number 1 priority given the huge operational risk if the position became vacant again, possibly triggering additional departures and endangering the Company’s recovery plan The economic threat to the Company combined with recent and significant executive turnover necessitated action by the Committee and Board to retain the CEO and stabilize the management team. Net Debt, Adjusted EBITDA, and Free Cash Flow are non-GAAP financial measures; see appendix for reconciliations to the most comparable GAAP measure

Unprecedented volume decline due to Q2 2020 shut down Unprecedented decline in industry volume during Q2 as all OEMs suspended vehicle production Limited visibility into full-year outlook for much of 2020 due to risks of additional COVID-19 waves and related travel restrictions Vehicle production re-starts were staggered and inconsistent presenting different cost and production challenges, including local legal restrictions on operations. Unprecedented industry volume decline threatened the viability of the Company; Leadership stability was essential to see through the immediate crisis.

Significant share price decline reflecting investor concern As a result of industry conditions, analysts and investors expected significant cash usage in FY2020 Environment required ensuring ample cash and liquidity in the short term while positioning for profitable growth during and after recovery Investor concerns during this period centered around Superior’s debt & liquidity profile Varied local restrictions due to COVID-19 lockdowns amplified uncertainty as the industry attempted to re-start operations on a global scale Indexed to January 2nd, 2020 Environment required leadership and rapid adjustment of business priorities in response to COVID-19 Share Price Performance (1/2/2020 – 6/30/2020) SUP -54.8% S&P 500 -4.8% S&P 1500 Auto Parts & Equipment -17.5%

Strategic Priorities recalibrated to drive recovery & create shareholder value The scale of the global shutdown, the severity of the resulting impact on industry volume, and the uncertainty as to its duration required us to shift our business priorities to focus on employee safety, cash and liquidity while positioning our business for recovery Reduced Costs Sustained Liquidity Utilized Production Capacity Efficiently Implemented combination of temporary and permanent reductions to flex costs Minimization of cash burn through working capital management Temporary production shutdowns to balance inventory levels with costs Staggered restart of production lines across footprint Ensured Health and Safety of Employees Developed and executed safety protocols through our Safe Work Playbook across our global footprint

Results achieved by retaining the CEO and stabilizing the team Superior significantly outperformed the S&P 500 and the S&P 1500 Auto Parts & Equipment group by a wide margin +454% vs 69% and 170% respectively Net Debt(1) reduced from $596M at end of Q2 2020 to $477M at end of Q1 2021 Superior now positioned for continued growth over market New strategic priorities were the right metrics to drive performance in 2020 Share Price Performance (4/1/2020 – 5/5/2021) SUP 454% S&P 500 69% S&P 1500 Auto Parts & Equipment 170% Indexed to April 1st, 2020 Net Debt is a non-GAAP financial measures; see appendix for reconciliations to the most comparable GAAP measure

# Accelerating growth and improving performance demonstrate the success of the retention plan

SUPERIOR INDUSTRIES

UNIT SHIPMENTS

**4.5M** Up 5% year-over-year

NET SALES

**$358M** Up 19% year-over-year

VALUE-ADDED SALES ADJ. FOR FX(1)

**$198M** Up 17% year-over-year(1)

ADJUSTED EBITDA(1)

**$54.9M** 26% of Value-Added Sales

## Q1 2021 Highlights

**Growing through our winning portfolio**

- Increased Net Sales by 19% and Value-Added Sales ("VAS") Adjusted for FX(1) +17%
- Content per Wheel(1) growth +11%; growth over market of +19%(2)
- Disciplined strategy capturing market shift towards premium vehicles
- Strong execution through industry supply chain disruptions, including chip shortage
- 19” and greater wheels represented more than 43% of shipments

**Expanding profitability**

- Increased Net Income by $203.2M; from Net Loss of $190.1M to Net Income of $13.1M
- Adj. EBITDA(1) grew +39%; VAS margin expanded +330 bps

**Delivering cash generation**

- Cash from operations of $18M and Free Cash Flow(1) of $3M

**POSITIONED FOR CONTINUED GROWTH OVER MARKET**

***Driving performance through portfolio and operational strength***

(1) Value-Added Sales, Value-Added Adjusted for FX, Content per Wheel, Adjusted EBITDA, and Free Cash Flow are non-GAAP financial measures; see page 2 for definitions and the appendix for reconciliations to the most comparable GAAP measures
(2) Based on Value-Added Sales Adjusted for Foreign Exchange; comparison vs. Q1 2021 NA and Western and Central EU industry production per April 16, 2021 IHS

10

First Quarter 2021 Financial Summary Value-Added Sales and Adjusted EBITDA are non-GAAP financial measures; see appendix for reconciliations to the most comparable GAAP measures See reconciliation from net income to diluted EPS in the appendix of this presentation ($ in millions and units in thousands)

We Request Your Support at Our Annual Meeting! Amid the economic crisis from the COVID-19 pandemic, the Compensation & Benefits Committee took steps to retain our CEO These steps retained the CEO and stabilized the management team The CEO and management team responded and delivered industry leading results Unit shipments up 5% year over year in Q1 2021 Net Sales up 19% year over year in Q1 2021 Value-Added Sales(1) up 17% year over year in Q1 2021 Adjusted EBITDA(1) up 39% year over year in Q1 2021 Net Debt(1) reduced from $596M at end of Q2 2020 to $477M at end of Q1 2021 SUP share price up 454% from 4/1/2020 – 5/5/2021 versus 69% for the S&P 500 and 170% for the S&P 1500 Auto Parts & Equipment group FOR the election of Directors FOR the advisory vote on executive compensation FOR the 2018 Equity Plan Amendment FOR the ratification of Superior’s independent registered public accounting firm (1) Value-Added Sales, Adjusted EBITDA, and Net Debt are non-GAAP financial measures; see page 2 for definitions and the appendix for reconciliations to the most comparable GAAP measures

Appendix

Reconciliation of Non-GAAP Financial Measures Q2 2020 ($ in millions) Unaudited

Reconciliation of Non-GAAP Financial Measures Q3 2020 ($ in millions) Unaudited

Reconciliation of Non-GAAP Financial Measures Q4 2020 ($ in millions) Unaudited

Reconciliation of Non-GAAP Financial Measures Q1 2021 ($ in millions) Unaudited

Reconciliation of Non-GAAP Financial Measures Q1 2021 ($ in millions) Unaudited

Reconciliation of Earnings per Share Calculation Q1 2021 (1) Basic earnings per share is computed by dividing net income (loss), after deducting preferred dividends and accretion and European non-controlling redeemable equity dividends, by the weighted average number of common shares outstanding. For purposes of calculating diluted earnings per share, the weighted average shares outstanding includes the dilutive effect of outstanding stock options and time and performance based restricted stock units under the treasury stock method. The redeemable preferred shares are not included in the diluted earnings per share because the conversion would be anti-dilutive for the periods ended March 31, 2021 and 2020. Unaudited ($ in millions, except Earnings per Share)